Exhibit 99.1

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Jamie Tully/Jonathan Doorley
Jon Levenson, Senior Vice President	Sand Verbinnen & Co.
+1-441-278-9000	+1-212-687-8080
Jon.Levenson@Validusre.bm
Roddy Watt / Tony Friend
College Hill
+44 (0) 207-457-2020
VALIDUS ANNOUNCES FIRST QUARTER 2009 RESULTS
ANNUALIZED RETURN ON AVERAGE EQUITY OF 19.2% AND
ANNUALIZED OPERATING RETURN ON AVERAGE EQUITY OF 20.3%
Diluted Book Value Per Share of $24.65 at March 31, 2009
Hamilton, Bermuda, May 4, 2009 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income of $94.9 million, or $1.20 per diluted common share for the quarter ended March 31, 2009, compared with net income of $66.5 million, or $0.85 per diluted common share, for the quarter ended March 31, 2008.
Net operating income for the first quarter of 2009 was $100.4 million, or $1.27 per diluted share, compared with net operating income of $65.5 million, or $0.84 per diluted common share, for the quarter ended March 31, 2008.
Net operating income, a non-GAAP financial measure, is defined as net income excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
Commenting on first quarter results and 2009 business conditions, Validus’ Chief Executive Officer Ed Noonan stated: “We are very pleased with the results of the first quarter, in which we produced an annualized operating return on average shareholders’ equity of 20.3%, diluted EPS of $1.20 and diluted operating EPS of $1.27. We continue to be positioned to benefit strongly from the improved pricing environment we see in our core short-tail lines of business. Our gross premiums written rose 16.9% in the quarter compared to the first quarter of 2008. Our Validus Re segment grew gross premiums written by 23.9% year-over-year and growth in gross premiums written in the Talbot segment was 12.9%. This growth was achieved in the Validus Re segment through strong renewal pricing at January 1 and in the Talbot segment through rate increases and the contributions from our new underwriting teams. In the quarter, we maintained our conservative risk management philosophy and achieved our growth with no meaningful expansion in our risk profile. We see strong opportunities arising in the current capacity-constrained market and intend to capitalize on them.”
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

First quarter 2009 results
Highlights for the first quarter include the following:
•	Gross premiums written of $609.9 million compared to $521.6 million for the same quarter last year an increase of $88.3 million or 16.9%;

•	Net premiums earned of $318.8 million compared to $291.9 million for the same quarter last year an increase of $26.9 million or 9.2%;

•	Combined ratio of 75.0% which included $8.1 million of favorable prior year loss reserve development, benefiting the loss ratio by 2.5 percentage points;

•	Net operating income of $100.4 million, an increase of $34.8 million or 53.2% from net operating income of $65.5 million in the first quarter of 2008, primarily reflecting increased contribution from underwriting income of $28.5 million and lower finance charges of $13.8 million, offset by lower investment income of $9.3 million;

•	Net income of $94.9 million, an increase of $28.4 million or 42.8% from net income of $66.5 million in the first quarter of 2008, reflecting growth in operating income, a decrease in realized and unrealized investment (losses) of $6.0 million, offset in part by change in foreign (losses) gains of $12.4 million;

•	Annualized return on average equity of 19.2% and annualized operating return on average equity of 20.3%.
Validus Re Segment Results
Gross premiums written during the first quarter of 2009 were $410.1 million, an increase of $79.1 million or 23.9% from $331.0 million in the first quarter of 2008. Gross premiums written were comprised of $245.4 million of property premiums, $121.5 million of marine premiums and $43.2 million of specialty premiums compared to $203.1 million of property premiums, $84.0 million of marine premiums and $43.9 million of specialty premiums in the first quarter of 2008.
Net premiums earned for the first quarter of 2009 were $174.4 million compared to $143.7 million for the first quarter of 2008, an increase of $30.8 million or 21.4%.
The combined ratio for the quarter decreased to 57.1% from 62.6% in the first quarter of 2008. The loss ratio of 31.8% included favorable prior year loss reserve development of $1.9 million (representing 1.1 percentage points on the loss ratio). Validus Re incurred $6.9 million and $6.6 million of loss expense attributable to windstorm Klaus and Australian wildfires, which represent 3.9 and 3.8 percentage points of the loss ratio, respectively. The reduction in the loss ratio from 41.0% in the first quarter of 2008 was due to a lower incidence of significant first quarter property and other loss events in the first quarter of 2009, which added 21.0% to the first quarter 2008 loss ratio.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Talbot Segment Results
Gross premiums written during the first quarter of 2009 were $227.9 million, compared to $201.8 million for the first quarter of 2008, an increase of $26.1 million or 12.9%. Gross premiums written were comprised of $60.7 million of property premiums, $92.4 million of marine premiums and $74.8 million of specialty premiums compared to $40.4 million of property premiums, $86.2 million of marine premiums and $75.2 million of specialty premiums in the first quarter of 2008.
Net premiums earned for the first quarter of 2009 were $144.3 million compared to $148.2 million for the first quarter of 2008, a decrease of $3.9 million or 2.6%.
The combined ratio decreased to 91.5% from 94.0% in the first quarter of 2008. The loss ratio of 52.9% included favorable prior year loss reserve development of $6.2 million (representing 4.3 percentage points on the loss ratio).
Corporate Segment Results
Corporate results were comprised of executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended March 31, 2009 were $4.1 million compared to $6.8 million for the three months ended March 31, 2008. Stock compensation expenses for the three months ended March 31, 2009 were $3.3 million compared to $4.3 million for the three months ended March 31, 2008.
Investments
Investment income was $26.8 million in the first quarter of 2009 compared to $36.0 million in the first quarter of 2008. Net investment income decreased as a result of reduced market yields and higher average cash balances. Net realized losses on investments were $23.4 million, compared to $7.7 million of net realized gains in the first quarter of 2008.
The Company recorded $22.2 million of net unrealized gains in the three months ended March 31, 2009. The Company recorded $15.0 million of net unrealized losses in the three months ended March 31, 2008. The net unrealized gains in the three months ended March 31, 2009 resulted primarily from the reversal of unrealized loss provisions at December 31, 2008 on selected CMBS investments which were sold during the quarter and resulted in realized losses of $19.5 million. At March 31, 2009, the unrealized loss on investments was $69.7 million, which represented 2.0% of total investments and cash.
Finance Expenses
Finance expenses for the three months ended March 31, 2009 were $7.7 million, decreasing from $21.5 million in the three months ended March 31, 2008. Finance expenses consisted principally of interest on the Company’s junior subordinated deferrable debentures and third-party capital costs for Talbot. The decrease primarily related to the termination of third-party capital for Talbot commencing with the 2008 year of account.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Shareholders’ Equity and Capitalization
At March 31, 2009, shareholders’ equity was $2.0 billion. Diluted book value per common share was $24.65 compared to $23.78 at December 31, 2008. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
Total capitalization at March 31, 2009 was $2.3 billion, including $304.3 million of junior subordinated deferrable debentures.
Recent Developments
Validus announced on March 31, 2009 an offer to acquire each IPC Holdings, Ltd. (“IPC”) common share for 1.2037 Validus common shares pursuant to an amalgamation agreement (the “Validus Amalgamation Offer”). Since that time, IPC’s Board of Directors has been unwilling to discuss Validus’ Amalgamation Offer with Validus. Therefore, Validus announced on April 30, 2009 a three-part plan to acquire IPC that will allow IPC shareholders to obtain the benefit of Validus’ previously announced offer notwithstanding the continued lack of cooperation of the IPC Board of Directors.
Validus’ three-part plan involves (1) soliciting IPC shareholders to vote “AGAINST” the proposed amalgamation between IPC and Max Capital Group Ltd., (2) commencing an exchange offer for all IPC common shares and (3) pursuing a Scheme of Arrangement under Bermuda law. Validus will offer 1.2037 Validus common shares for each IPC common share in the exchange offer and the Scheme of Arrangement, the same economic terms as the Validus Amalgamation Offer. Importantly, if the conditions of the exchange offer are satisfied, Validus believes it would be able to close in June. As an alternative, through the Scheme of Arrangement, Validus could deliver a transaction with a lower shareholder approval requirement as early as mid-July. Validus intends to acquire IPC shares by whichever method it determines is most effective and efficient.
Validus’ offer would allow IPC shareholders to benefit from the superior growth prospects of a combined company that would be a leading carrier in Bermuda’s short-tail reinsurance and insurance markets, with a strong balance sheet and quality diversification in profitable business lines. Validus’ offer would provide IPC shareholders with an 18% premium based on the closing prices of both companies on March 30, 2009, the last day of unaffected trading prior to the announcement of the Validus Amalgamation Offer.
Additional Information about the Proposed Transaction and Where to Find It:
This press release relates to the offer to be commenced by Validus to exchange each issued and outstanding common share of IPC for 1.2037 common shares of Validus. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary Prospectus/Offer to Exchange to be included in the Registration Statement on Form S-4 (including the Letter of Transmittal and related documents and as amended from time to time, the “Exchange Offer Documents”) that Validus intends to file with the SEC. The Validus exchange offer will be made only through the Exchange Offer Documents.
This press release is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC’s shareholders in connection with the proposed transaction. Validus has filed a preliminary proxy statement with the SEC seeking proxies to oppose the issuance of IPC shares in connection with the amalgamation agreement between IPC and Max (the “Opposition Proxy Statement”).
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE OPPOSITION PROXY STATEMENT AND ANY OTHER PROXY STATEMENTS OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through the investor contacts listed above.
Participants in the Solicitation:
Validus, its directors, and certain of its executive officers are deemed to be participants in any solicitation of shareholders in connection with the proposed transaction. Information about Validus’ directors and participant executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.
Conference Call
The Company will host a conference call for analysts and investors on May 5, 2009 at 9:00 AM (Eastern) to discuss the first quarter 2009 financial results and related matters. The conference call can be accessed via telephone by dialing 1-800-860-2442 (toll-free U.S.) or 1-412-858-4600 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 25, 2009 by dialing 1-877-344-7529 and entering the pass code 429001#.
This conference call will also be available through a live audio webcast accessible through the Investor Information section of our website located at www.validusre.bm. In addition, a financial supplement relating to our financial results for the quarter ended March 31, 2009 is available in the Investor Information section of our website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Re is rated “A-” (“Excellent”) by A.M. Best. For more information about Validus, visit our website at www.validusre.bm.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at March 31, 2009 and December 31, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	March 31,	December 31,
	2009	2008
Assets
Fixed maturities, at fair value	$2,644,496	$2,454,501
Short-term investments, at fair value	282,363	377,036
Cash and cash equivalents	535,798	449,848

Total investments and cash	3,462,657	3,281,385
Premiums receivable	600,943	408,259
Deferred acquisition costs	143,510	108,156
Prepaid reinsurance premiums	59,510	22,459
Securities lending collateral	99,727	98,954
Loss reserves recoverable	204,197	208,796
Paid losses recoverable	4,438	1,388
Net receivable for investments sold	—	490
Income taxes recoverable	1,244	1,365
Intangible assets	126,177	127,217
Goodwill	20,393	20,393
Accrued investment income	20,511	20,433
Other assets	19,491	23,185

Total assets	$4,762,798	$4,322,480

Liabilities
Reserve for losses and loss expenses	$1,318,732	$1,305,303
Unearned premiums	795,233	539,450
Reinsurance balances payable	66,180	33,042
Securities lending payable	105,369	105,688
Deferred income taxes	20,914	21,779
Net payable for investments purchased	57,434	—
Accounts payable and accrued expenses	71,650	74,184
Debentures payable	304,300	304,300

Total liabilities	2,739,812	2,383,746

Commitments and contingent liabilities

Shareholders’ equity
Common shares	13,271	13,235
Additional paid-in capital	1,419,602	1,412,635
Accumulated other comprehensive (loss)	(8,054)	(7,858)
Retained earnings	598,167	520,722

Total shareholders’ equity	2,022,986	1,938,734

Total liabilities and shareholders’ equity	$4,762,798	$4,322,480

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income
For the three months ended March 31, 2009 and 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended
	March 31, 2009	March 31, 2008
Revenues
Gross premiums written	$609,892	$521,594
Reinsurance premiums ceded	(72,512)	(84,900)

Net premiums written	537,380	436,694
Change in unearned premiums	(218,621)	(144,830)

Net premiums earned	318,759	291,864
Net investment income	26,772	36,043
Net realized (losses) gains on investments	(23,421)	7,744
Net unrealized gains (losses) on investments	22,153	(14,977)
Other income	757	935
Foreign exchange (losses) gains	(4,200)	8,179

Total revenues	340,820	329,788

Expenses
Losses and loss expenses	131,834	140,024
Policy acquisition costs	61,449	56,701
General and administrative expenses	38,079	37,107
Share compensation expense	7,354	6,535
Finance expenses	7,723	21,517

Total expenses	246,439	261,884

Net income before taxes	94,381	67,904
Income tax benefit (expense)	526	(1,429)

Net income	$94,907	$66,475

Comprehensive income
Foreign currency translation adjustments	(196)	67

Comprehensive income	$94,711	$66,542

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	75,744,577	74,209,371
Diluted	79,102,643	78,329,727

Basic earnings per share	$1.23	$0.87

Diluted earnings per share	$1.20	$0.85

Cash dividends declared per share	$0.20	$0.20

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended March 31, 2009
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended March 31, 2009
			Corporate
			&
	Validus Re	Talbot	Elimination	Total
Gross premiums written	$410,126	$227,920	$(28,154)	$609,892
Reinsurance premiums ceded	(13,289)	(87,377)	28,154	(72,512)

Net premiums written	396,837	140,543	—	537,380
Change in unearned premiums	(222,390)	3,769	—	(218,621)

Net premiums earned	174,447	144,312	—	318,759
Losses and loss expenses	55,462	76,372	—	131,834
Policy acquisition costs	28,577	33,157	(285)	61,449
General and administrative expenses	13,792	20,214	4,073	38,079
Share compensation expense	1,672	2,335	3,347	7,354

Underwriting income	$74,944	$12,234	$(7,135)	$80,043

Net investment income	20,786	7,494	(1,508)	26,772
Other income	285	757	(285)	757
Finance expenses	(363)	(423)	(6,937)	(7,723)

Operating income before taxes	95,652	20,062	(15,865)	99,849
Income tax (expense) benefit	(38)	564	—	526

Net operating income	$95,614	$20,626	$(15,865)	$100,375

Net realized (losses) on investments	(17,539)	(5,882)	—	(23,421)
Net unrealized gains on investments	19,007	3,146	—	22,153
Foreign exchange (losses)	(3,207)	(993)	—	(4,200)

Net income	$93,875	$16,897	$(15,865)	$94,907

Losses and loss expense ratio	31.8%	52.9%		41.4%
Policy acquisition cost ratio	16.4%	23.0%		19.3%
General and administrative expense ratio	8.9%	15.6%		14.3%

Expense ratio	25.3%	38.6%		33.6%

Combined ratio	57.1%	91.5%		75.0%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended March 31, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended March 31, 2008
			Corporate
			&
	Validus Re	Talbot	Elimination	Total
Gross premiums written	$331,048	$201,794	$(11,248)	$521,594
Reinsurance premiums ceded	(23,743)	(72,405)	11,248	(84,900)

Net premiums written	307,305	129,389	—	436,694
Change in unearned premiums	(163,651)	18,821	—	(144,830)

Net premiums earned	143,654	148,210	—	291,864
Losses and loss expenses	58,915	81,109	—	140,024
Policy acquisition costs	20,403	36,298	—	56,701
General and administrative expenses	9,379	20,923	6,805	37,107
Share compensation expense	1,226	976	4,333	6,535

Underwriting income	$53,731	$8,904	$(11,138)	$51,497

Net investment income	25,027	10,982	34	36,043
Other income	—	935	—	935
Finance expenses	(354)	(13,220)	(7,943)	(21,517)

Operating income (loss) before taxes	78,404	7,601	(19,047)	66,958
Income tax (expense)	(28)	(1,401)	—	(1,429)

Net operating income	$78,376	$6,200	$(19,047)	$65,529

Net realized gains on investments	2,077	5,667	—	7,744
Net unrealized (losses) gains on investments	(18,612)	3,635	—	(14,977)
Foreign exchange gains	7,675	504	—	8,179

Net income	$69,516	$16,006	$(19,047)	$66,475

Losses and loss expense ratio	41.0%	54.7%		48.0%
Policy acquisition cost ratio	14.2%	24.5%		19.4%
General and administrative expense ratio	7.4%	14.8%		15.0%

Expense ratio	21.6%	39.3%		34.4%

Combined ratio	62.6%	94.0%		82.4%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income, Net Operating Income per share and Annualized Net
Operating Return on Average Equity
For the three months ended March 31, 2009 and 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended
	March 31,	March 31,
	2009	2008
Net income	$94,907	$66,475

Adjustment for net realized losses (gains) on investments	23,421	(7,744)
Adjustment for net unrealized (gains) losses on investments	(22,153)	14,977
Adjustment for foreign exchange losses (gains)	4,200	(8,179)

Net operating income	$100,375	$65,529

Net income	$94,907	$66,475
Less: Dividends and distributions declared on outstanding warrants	—	—

Net income adjusted	$94,907	$66,475

Net income per share — diluted	$1.20	$0.85

Adjustment for net realized losses (gains) on investments	0.30	(0.10)
Adjustment for net unrealized (gains) losses on investments	(0.28)	0.19
Adjustment for foreign exchange losses (gains)	0.05	(0.10)

Net operating income per share — diluted	$1.27	$0.84

Weighted average number of common shares and common share equivalents — diluted	79,102,643	78,329,727

Net operating income	$100,375	$65,529

Average shareholders’ equity	1,980,860	1,962,729

Annualized net operating return on average equity	20.3%	13.4%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Common Share
As at March 31, 2009 and December 31, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	At March 31, 2009
			Exercise	Book value
	Equity amount	Shares	Price	per share
Book value per common share
Total shareholders’ equity	$2,022,986	75,828,922		$26.68

Diluted book value per common share
Total shareholders’ equity	$2,022,986	75,828,922
Assumed exercise of outstanding warrants	152,316	8,680,149	$17.55
Assumed exercise of outstanding stock options	50,969	2,795,868	$18.23
Unvested restricted shares	—	3,012,854

Diluted book value per common share	$2,226,271	90,317,793		$24.65

	At December 31, 2008
			Exercise	Book value
	Equity amount	Shares	Price	per share
Book value per common share
Total shareholders’ equity	$1,938,734	75,624,697		$25.64

Diluted book value per common share
Total shareholders’ equity	$1,938,734	75,624,697
Assumed exercise of outstanding warrants	152,316	8,680,149	$17.55
Assumed exercise of outstanding stock options	51,043	2,799,938	$18.23
Unvested restricted shares	—	2,986,619

Diluted book value per common share	$2,142,093	90,091,403		$23.78

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus Holdings, Ltd. (“Validus”) will be able to consummate the proposed transaction on the terms set forth in our offer; 2) uncertainty as to the actual premium that will be realized by IPC Holdings, Ltd. (“IPC”) shareholders in connection with our offer; 3) uncertainty as to the long term value of Validus’ common shares; 4) unpredictability and severity of catastrophic events; 5) rating agency actions; 6) adequacy of Validus’ and IPC’s risk management and loss limitation methods; 7) cyclicality of demand and pricing in the insurance and reinsurance markets; 8) our limited operating history; 9) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ and IPC’s loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition; 14) potential loss of business from one or more major insurance or reinsurance brokers; 15) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 16) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 17) the integration of Talbot Holdings Ltd. or new business ventures we may start; 18) the effect on Validus’ and IPC’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 19) acts of terrorism or outbreak of war; 20) availability of reinsurance and retrocessional coverage; 21) failure to realize the anticipated benefits of the proposed transaction, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 22) the outcome of litigation arising from Validus’ offer for IPC, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), underwriting income, annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statement of Operations” above. Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Diluted Book Value Per Share”. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm